Exhibit (j)(2)

AMENDMENT TO THE STONE RIDGE TRUST II

AMENDED AND RESTATED CUSTODY AGREEMENT

THIS AMENDMENT (this “Amendment”), dated as of October 10, 2018, to the Amended and Restated Custody Agreement, dated as of October 30, 2017 (the “Agreement”), is entered into by and between STONE RIDGE TRUST II, a Delaware statutory trust (the “Trust”) on behalf of its series, STONE RIDGE REINSURANCE RISK PREMIUM INTERVAL FUND (the “Fund”), and U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America (the “Custodian”).

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, Article XV, Section 15.02 of the Agreement allows for its amendment by a written instrument executed by the parties; and

WHEREAS, the parties desire to amend the Agreement to set forth certain custody arrangements for Quota Shares (as defined below) owned by the Fund.

NOW, THEREFORE, the parties hereby agree to amend the Agreement as set forth below:

SECTION 1.         DEFINITIONS.

Unless otherwise defined herein, capitalized terms used herein shall have the meanings assigned to them in Article I of the Agreement.

SECTION 2.        AMENDMENTS.

The parties hereto hereby agree to:

(a)    amend Article III of the Agreement by adding a new Section 3.15 as follows:

3.15    Custody of Quota Shares. The Custodian shall maintain custody of certain quota shares (“Quota Shares”) owned by the Fund in accordance with the procedures and terms and conditions as set forth in Appendix I to the Agreement. For the avoidance of doubt, the Custodian shall be subject to the general terms and conditions of this Agreement, including the standard of care set forth herein, in connection with the custody services it provides as set forth in Appendix I.

(b)    amend the Agreement by adding a new Appendix I to it as set forth in Appendix I to this Amendment.

SECTION 3.        EFFECT OF AMENDMENT.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

SECTION 4.        GOVERNING LAW.

This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to conflicts of law principles. To the extent that the applicable laws of the State of Delaware, or any of the provisions herein, conflict with the applicable provisions of the 1940 Act, the latter shall control, and nothing herein shall be construed in a manner inconsistent with the 1940 Act or any rule or order of the SEC thereunder.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

STONE RIDGE TRUST II	U.S. BANK NATIONAL ASSOCIATION

on behalf of each of the Funds individually	as, Custodian

and not jointly

By:	/s/ Richard Taylor	By:	/s/ Kenneth Brandt

Name:	Richard Taylor	Name:	Kenneth Brandt

Title:	Assistant Treasurer	Title:	Assistant Vice President

Appendix I to the Custody Agreement – Stone Ridge Trust II

This Appendix I to the Custody Agreement (this “Appendix”) sets forth the procedures and certain terms and conditions in accordance with which the Custodian shall maintain custody of Quota Shares owned by the Fund. For the avoidance of doubt, the Custodian shall be subject to the general terms and conditions of this Agreement, including the standard of care set forth herein, in connection with the custody services it provides as set forth in this Appendix.

Section 1.        Certain Definition.

(a)      For the purposes of this Appendix I, the following terms shall have the indicated meanings unless the context otherwise requires.

“Asset List” means, in the case of each Quota Share File held by the Custodian for the benefit of the Fund, a file containing the following information (and such other data as may be mutually agreed upon in writing by the Fund and the Custodian), which shall be delivered by the Custodian to the Fund pursuant to this Appendix: (1) Title/Name of the relevant Quota Shares, (2) Principal Amount of such Quota Shares, (3) Currency in which the Quota Shares are denominated and any other information that the Fund may specify from time to time.

“Custodian Certification” has the meaning set forth in Section 2(b) of this Appendix.

“Delivery of Quota Share Files” means actual receipt by the Custodian at its designated office of the (i) Quota Share Files and (ii) Quota Share Schedule relating to such Quota Share Files.

“Exception Report” has the meaning set forth in Section 2(b) of this Appendix.

“Quota Share Document(s)” means, with respect to any Quota Share, one or more of a subscription agreement, a subscription contract note, a shareholder agreement, a partnership agreement or any other legal document indicating the Fund’s ownership interest in such Quota Share received by the Custodian pursuant to this Agreement, the title(s) of such document(s) to be identified by the Fund to the Custodian on the Quota Share Schedule .

“Quota Share File” means a file delivered to the Custodian by the Fund pursuant to Section 2 of this Appendix, containing the Quota Share Documents relating to the Quota Share, as set forth on the Quota Share Schedule delivered to the Custodian.

“Quota Share Schedule” means a listing of Quota Share Files delivered or caused to be delivered by the Fund to the Custodian, incorporating the fields listed on Schedule II hereto and such other information and fields as may be mutually agreed upon by the Fund and the Custodian and in a form satisfactory to the Fund and the Custodian.

“Request for Release” means a request for release of any Quota Share File in writing and executed by an Authorized Person, which request shall be either (i) delivered to the Custodian substantially in the form of Exhibit B to this Appendix hereto or (ii) as otherwise agreed to between the Custodian and the Fund.

(b)      Unless otherwise defined in this Appendix, capitalized terms used herein shall have the meanings assigned to them in the Agreement.

Section 2.        Delivery of Quota Share Files.

(a)        The Fund shall from time to time deliver or cause to be delivered Quota Share Files, including each of the related Quota Share Documents, as set forth on Schedule I hereto, to the Custodian to be held hereunder. With respect to each delivery of Quota Share Files, the Fund shall provide or cause to be provided a related Quota Share Schedule (in a form acceptable to the Fund and the Custodian) to the Custodian with respect to such Quota Share Files that are being delivered.

(b)        In receiving any Quota Share Files hereunder, and in maintaining any listing or providing any report or communication with respect to the Quota Share Files or Quota Share Documents held hereunder, the Custodian shall be required only to review the face of each document received to determine whether it appears regular on its face and appears to relate to the related Quota Share. Upon delivery of Quota Share Files in accordance with the preceding sentence, within 3 Business Days (provided however that if more than 100 Quota Share Files are delivered at one time to the Custodian, additional time as agreed to among the parties in writing, may be taken by the Custodian) the Custodian shall execute and deliver to the Fund a certification more fully described in Section 4 of this Appendix (a “Custodian Certification”) substantially in the form attached hereto as Exhibit A, including an attached exception report (an “Exception Report”), listing any Quota Share Document not included in the related Quota Share File after review against the Quota Share Schedule (which Exception Report shall include any document that does not, on its face, appear regular and/or related to such Quota Share). For the avoidance of doubt, such review will not commence in accordance with this Section 2(b) until both the Quota Share Files and the Quota Share Schedule have been delivered to the Custodian.

(c)        The Custodian shall not otherwise be under any duty to review, inspect, examine or certify the Quota Share Files or related Quota Share Documents; and without limiting the foregoing, the Custodian shall be entitled to assume the genuineness of each such document and the genuineness and due authority of any signatures appearing thereon, shall be entitled to assume that each such document is what it purports to be. The Custodian shall have no liability for or obligation with respect to, and shall not be construed or obliged to make any representation or warranty as to: (i) the validity, sufficiency, marketability, genuineness, value, contents or enforceability of any Quota Share Document; or (ii) to determine that the contents of any Quota Share Document are appropriate for the represented purpose or that any Quota Share Document is other than what it purports on its face to be.

Section 3.        Custodian’s Acceptance of Quota Share Files.

(a)        The Custodian shall accept the documents received by the Custodian pursuant to Section 2 of this Appendix hereunder. With respect to each Quota Share File listed on a given Quota Share Schedule, the Custodian shall issue an Asset List (in addition to the Custodian Certification) upon review of the Quota Share Files. If upon delivery of such Quota Share Files, any Quota Share File listed on the Quota Share Schedule has not been received by the Custodian, the Custodian shall identify such Quota Share File as pending on the related Asset List.

(b)        Any Asset List or Custodian Certification delivered to the Fund by the Custodian shall supersede, cancel and replace the previously delivered Asset List or Custodian Certification, as applicable, and shall, in each case, control and be binding on the parties hereto.

Section 4.        Custodian Certification.

The Custodian shall, in each Custodian Certification, certify and confirm as to each Quota Share File listed on the Quota Share Schedule that, except as noted on the Exception Report attached to such Custodian Certification:

(i)	all documents required to be delivered to it pursuant to Section 2 of this Appendix are in the Custodian’s possession; and

(ii)

all documents contained in the Quota Share File as described on the attached Schedule I have been reviewed by the Custodian and appear regular on their face and relate to such applicable Quota Share File.

Section 5.         Release of Quota Share Files.

(a)        In the event that any Collateral File is needed by the Company for the purpose of correction of errors therein or for one of the other purposes set forth in a Request for Release, the Company shall send to the Custodian a Request for Release, provided that any release by the Custodian of any Quota Share File is subject to the provisions set forth in Section 3.05 of the Agreement.

(b)        The Custodian shall release such Quota Share Files within three (3) Business Days of its receipt of such completed Request for Release. Any request for release by the Fund shall be in the form of the Request for Release.

(c)        The Fund is authorized to transmit and the Custodian is authorized to accept signed facsimile or email copies of Requests for Release submitted in the form attached hereto as Exhibit C (or as otherwise agreed between the Custodian and the Fund).

Section 6.        Transmission of Quota Share Files.

Prior to any shipment of any physical copy of Quota Share Files or Quota Share Documents hereunder pursuant to the request of the Fund, the Fund shall deliver to the Custodian Proper Instructions as to the method of shipment and shipper(s) the Custodian is to utilize in connection with the transmission of Quota Share Files or Quota Share Documents in the performance of the Custodian’s duties hereunder (which instruction shall include, if requested by the Custodian, billing account numbers maintained by the Customer with such shipper(s) to allow for direct billing of the related charges to the Fund). The Fund shall arrange for the provision of such services at its sole cost and expense (or, at the Custodian’s option, reimburse the Custodian for all costs and expenses incurred by the Custodian consistent with such instructions) and will maintain such insurance against loss or damage to Quota Share Files as the Fund deems appropriate.

Notwithstanding the foregoing, it is hereby expressly agreed that in the absence of express Proper Instructions from the Fund pursuant to the preceding terms, shipment may be made by the Custodian in any instance by means of any recognized overnight delivery or shipping service (it being hereby expressly acknowledged that United Parcel Service is one such recognized service, without implied limitation). All costs and risks of shipment shall be borne by the Fund, and it is hereby expressly agreed that in no event shall the Custodian have any liability for any losses or damages to any Person, arising out of actions of the Custodian consistent with the instructions of the Fund. Any costs of shipment that may be incurred or paid by the Custodian from time to time may be billed by the Custodian to the Fund on a monthly basis and shall be due and payable when billed.

SCHEDULE I TO APPENDIX I

QUOTA SHARE DOCUMENTS

The following documents, which shall be original documents unless otherwise indicated, pertaining to the Quota Shares identified in the applicable Quota Share Schedule accompanying delivery of the related Quota Share File:

●	Subscription Agreement, if any
●	Subscription Contract Note, if any
●	Shareholder Agreement, if any
●	Partnership Agreement, if any
●	Any other similar legal document (as referenced on the Quota Share Schedule)

Any statement clarified by “if any” or “if applicable” shall only refer to whether or not such item is present in the Quota Share File when delivered to the Custodian. The Custodian shall have no duty or obligation to determine if such item should have been included.

In the event that any item is to be identified to the Custodian on the Quota Share Schedule, if the Quota Share Schedule does not list such item, the Custodian may conclusively assume that no such document is applicable.

Schedule I-1

SCHEDULE II TO APPENDIX I

Recommended Data File Criteria

Each of the items listed below must be in its own cell within either a CSV or Excel spreadsheet.

Data files should be sent electronically via email to your collateral review specialist at U.S. Bank.

● Title of Quota Shares
● Principal Amount
● Currency Type
● Document(s) Referencing Ownership Interest
●
●
●
●

Please remember that the shipment of Quota Share Files must

come to U.S. Bank in the same order as the data file.

Schedule II-1

EXHIBIT A TO APPENDIX I

FORM OF CUSTODIAN CERTIFICATION

[Date]

[COMPANY]

[Address]

Attention: [     ]

Re: Appendix I (the “Appendix”) to Custody Agreement, dated as of October 30, 2017, as amended from time to time, between Stone Ridge Trust II, on behalf of its series, Stone Ridge Reinsurance Risk Premium Interval Fund, (the “Fund”) and U.S. Bank National Association, as custodian (the “Custodian”)

Ladies and Gentlemen:

In accordance with the provisions of Section 2(b) of the above-referenced Appendix, the undersigned, as Custodian, hereby certifies and confirms that with respect to each of the Quota Shares listed on the Quota Share Schedule annexed hereto as Schedule I, except as noted on the Exception Report attached hereto as Exhibit 1;

(i)	all documents required to be delivered to the Custodian pursuant to Section 2 of the Appendix are in the Custodian’s possession; and

(ii)

all Quota Share Documents contained in the Quota Share File related to each such Quota Shares have been reviewed by the Custodian and appear regular on their face and relate to such applicable Quota Share File.

The Custodian shall have no liability for or obligation with respect to, and shall not be construed or obliged to make any representation or warranty as to: (i) the validity, sufficiency, marketability, genuineness, value, contents or enforceability of any Quota Share Document; (ii) the validity, adequacy or perfection of any lien upon or security interest purported to be evidenced or created thereby; or (iii) to determine that the contents of any Quota Share Document are appropriate for the represented purpose or that any Quota Share Document has actually been recorded or filed, as maybe applicable, or that any Quota Share Document is other than what it purports on its face to be.

U.S. BANK NATIONAL ASSOCIATION,
as Custodian

By:

Name:
Title:

Exhibit A-1

SCHEDULE I

to Custodian Certification

ASSET LIST

Exhibit A-2

EXHIBIT 1

to Custodian Certification

EXCEPTION REPORT

Exhibit A-3

REQUEST FOR RELEASE OF DOCUMENTS

EXHIBIT B TO APPENDIX I

FORM OF REQUEST FOR RELEASE

(attached)

Upon Completion of Request, for Release, please scan and email the request to the appropriate DCS Vault Location.

If applicable, please indicate if the request is a “Rush” in the subject line. Please fax the form if you do not have access to email.

Florence:	dcsflorencescreleases@usbank.com
Frederick:	electronic.release.requests@usbank.com
Jacksonville:	dcsctsjacksonville.requests@usbank.com
Saint Paul:	dcs@usbank.com
St. Petersburg:	documentcustody.stpete@usbank.com
Rocklin:	dcs-rocklin@usbank.com
Tempe:	tempe.dcs.request@usbank.com

Exhibit C-1

REQUEST FOR RELEASE OF DOCUMENTS

U.S. Bank Global Corporat
Trust Services	Attention: Document Custody Services
[Address]	Receiving Unit
Email: dcsflorencesreleases@usbank.com

RE:

Appendix I (the “Appendix”) to Custody Agreement, dated as of October 30, 2017, as amended from time to time, between Stone Ridge Trust II, on behalf of its series, Stone Ridge Reinsurance Risk Premium Interval Fund, (the “Fund”) and U.S. Bank National Association, as custodian (the “Custodian”)

Pursuant to Section 5 of the Appendix, we request the release of the Quota Share Files relating to the Quota Shares listed on the attached Excel spreadsheet for the reason indicated below:

Reason for Requesting Documents (Check One):

1) Quota Shares Paid in Full
2) Quota Shares being Substituted
3) Quota Shares being Liquidated by Fund
4) Other- Description Needed Below

Fund:
Authorized Person:
Name (Printed):
Title (Printed):
Date:
Phone:

File Delivery Instructions – Address Needed

Upon Completion of Request, for Release, please scan and email the request to the appropriate DCS Vault Location.

If applicable, please indicate if the request is a “Rush” in the subject line. Please fax the form if you do not have access to email.

Florence:	dcsflorencescreleases@usbank.com
Frederick:	electronic.release.requests@usbank.com
Jacksonville:	dcsctsjacksonville.requests@usbank.com
Saint Paul:	dcs@usbank.com
St. Petersburg:	documentcustody.stpete@usbank.com
Rocklin:	dcs-rocklin@usbank.com
Tempe:	tempe.dcs.request@usbank.com

Exhibit C-2

REQUEST FOR RELEASE OF DOCUMENTS

Upon Completion of Request, for Release, please scan and email the request to the appropriate DCS Vault Location.

If applicable, please indicate if the request is a “Rush” in the subject line. Please fax the form if you do not have access to email.

Florence:	dcsflorencescreleases@usbank.com
Frederick:	electronic.release.requests@usbank.com
Jacksonville:	dcsctsjacksonville.requests@usbank.com
Saint Paul:	dcs@usbank.com
St. Petersburg:	documentcustody.stpete@usbank.com
Rocklin:	dcs-rocklin@usbank.com
Tempe:	tempe.dcs.request@usbank.com

Exhibit C-3